Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 7, 2024, the Company completed the Closing of the Asset Purchase as further described under Item 1.01 of this Current Report on Form 8-K.

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of the Company, adjusted to reflect the Closing of the Asset Purchase. The following unaudited pro forma condensed consolidated financial information of the Company should be read in conjunction with the related notes herein and with the historical consolidated financial statements of the Company and the related notes thereto included in previous filings with the U.S. Securities and Exchange Commission ("SEC").

To provide a better understanding of the impact of the Asset Purchase, the following unaudited pro forma condensed consolidated financial information is presented to reflect how the Asset Purchase might have affected the historical financial statements had the transactions been consummated at an earlier date. The unaudited pro forma condensed consolidated statements of operations and comprehensive loss that follow are presented as if the Closing of the Asset Purchase had occurred on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 is presented as if the Closing of the Asset Purchase had occurred on that date.

On August 29, 2024, the Company executed a reverse stock split of the Company’s common stock at a ratio of 1-for-25 (the “Reverse Stock Split”). The historical financial information included in the pro forma information has been adjusted to reflect the impact of the Reverse Stock Split.

The unaudited pro forma condensed consolidated financial information presented in accordance with Article 11 of the SEC Regulation S-X (“Article 11 of Regulation S-X”), are for informational purposes only and do not purport to show the results that would have occurred had such transaction been completed as of the date and for the periods presented or which may occur in the future. The unaudited pro forma condensed consolidated financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. For example, the financial information does not reflect any potential ongoing earnings or costs associated with the Asset Purchase, nor the conversion of the Preferred Stock into shares of Common Stock which is subject to, and contingent upon, Stockholder Approval.

GALECTO, INC.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2024

(in thousands, except share and per share amounts)

(Unaudited)

	Galecto, Inc.	Asset Acquisition Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$22,862	$(2,680)	(a)	$20,182
Marketable securities	—	—		—
Prepaid expenses and other current assets	2,306	—		2,306
Total current assets	25,168	(2,680)		22,488
Operating lease right-of-use asset	76	—		76
Equipment, net	67	—		67
Other assets, non-current	1,986	—		1,986
Total assets	$27,297	$(2,680)		$24,617
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$724	$—		$724
Accrued expenses and other current liabilities	2,985	—		2,985
Total current liabilities	3,709	—		3,709
Operating lease liabilities, non-current	—	—		—
Total liabilities	3,709	—		3,709
Mezzanine equity
Preferred stock, par value of $0.00001 per share; 10,000,000 shares authorized at June 30, 2024; no shares issued or outstanding as of June 30, 2024, actual; 161 shares issued and outstanding as of June 30, 2024, pro forma	—	1,876	(b)	1,876
Stockholders’ equity
Common stock, par value of $0.00001 per share; 300,000,000 shares authorized at June 30, 2024; 1,084,841 issued and outstanding at June 30, 2024; actual, 1,147,435 issued and outstanding at June 30, 2024, pro forma	—	—	(c)	—
Additional paid-in capital	290,291	732	(c)	291,023
Accumulated deficit	(266,900)	(5,288)	(d)	(272,188)
Accumulated other comprehensive gain	197	—		197
Total stockholders’ equity	23,588	(2,680)		20,908
Total liabilities and stockholders' equity	$27,297	$(2,680)		$24,617

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GALECTO, INC.

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

Year Ended December 31, 2023

(in thousands, except share and per share amounts)

(Unaudited)

	Galecto, Inc.	Asset Acquisition Adjustments		Pro Forma
Operating expenses
Research and development	$23,770	$5,288	(e)	$29,058
General and administrative	12,687	—		12,687
Restructuring costs	3,448	—		3,448
Total operating expenses	39,905	5,288		45,193
Loss from operations	(39,905)	(5,288)		(45,193)
Other income, net
Interest income, net	1,689	—		1,689
Gain on sale of equipment	64	—		64
Foreign exchange transaction loss, net	(197)	—		(197)
Total other income, net	1,556	—		1,556
Net loss	$(38,349)	$(5,288)		$(43,637)
Net loss attributable to common shares	$(38,349)	$160	(f)	$(38,189)
Net loss per common share, basic and diluted	$(36.08)	$—		$(33.93)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	1,062,872	62,594	(g)	1,125,466
Net loss attributable to preferred shares	$—	$(5,448)	(f)	$(5,448)
Net loss per preferred share, basic and diluted	$—	$—		$(33,932)
Weighted-average number of shares used in computing net loss per preferred share, basic and diluted	—	161	(g)	161
Other comprehensive loss, net of tax
Currency translation gain	393	—		393
Unrealized gain on marketable securities	231	—		231
Other comprehensive gain (loss), net of tax	624	—		624
Total comprehensive loss	$(37,725)	$(5,288)		$(43,013)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GALECTO, INC.

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

Six Months Ended June 30, 2024

(in thousands, except share and per share amounts)

(Unaudited)

	Galecto, Inc.	Asset Acquisition Adjustments		Pro Forma
Operating expenses
Research and development	$4,297	$—		$4,297
General and administrative	6,053	—		6,053
Restructuring costs	968	—		968
Total operating expenses	11,318	—		11,318
Loss from operations	(11,318)	—		(11,318)
Other income, net
Interest income, net	470	—		470
Foreign exchange transaction gain, net	75	—		75
Total other income, net	545	—		545
Loss before income tax expense	(10,773)	—		(10,773)
Income tax expense	42	—		42
Net loss	$(10,815)	$—		$(10,815)
Net loss attributable to common shares	$(10,815)	$1,328	(f)	$(9,487)
Net loss per common share, basic and diluted	$(9.97)	$—		$(8.27)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	1,084,565	62,594	(g)	1,147,159
Net loss attributable to preferred shares	$—	$(1,328)	(f)	$(1,328)
Net loss per preferred share, basic and diluted	$—	$—		$(8,270)
Weighted-average number of shares used in computing net loss per preferred share, basic and diluted	—	161	(g)	161
Other comprehensive loss, net of tax
Currency translation loss	(217)	—		(217)
Unrealized gain on marketable securities	34	—		34
Other comprehensive gain (loss), net of tax	(183)	—		(183)
Total comprehensive loss	$(10,998)	$—		$(10,998)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GALECTO, INC.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared with the Asset Purchase being accounted for as an asset acquisition by the Company under Accounting Standards Codification (“ASC”) Topic 805-50. The Company further concluded that the set of assets acquired in the transaction does not represent a business under Securities and Exchange Commission Regulation S-X Rule 11-01.

Upon completion of the Asset Purchase, the Company obtained control of assets consisting primarily of in-process research and development (IPR&D) related to Bridge Medicine’s BRM-1420 program. In accordance with U.S. GAAP, the Company must first assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. An initial screen test is completed to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not considered a business and is accounted for as an asset acquisition. The Company will account for the Asset Purchase as an asset acquisition as substantially all of the fair value of the gross assets being acquired is concentrated within Bridge Medicine’s programs and development candidates which are considered a group of similar assets.

2. Transaction Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:

(a)
Represents the cash paid to Bridge Medicines to reimburse transaction costs as well as the estimated transaction costs associated with the Asset Purchase incurred by the Company.
(b)
Represents the fair value of the Preferred Stock Payment Shares issued to Bridge Medicines in consideration of the assets acquired in the Asset Purchase.
(c)
Represents the fair value of the Common Stock Payment Shares issued to Bridge Medicines in consideration of the assets acquired in the Asset Purchase.
(d)
Represents the earnings adjustments associated with pro forma adjustment (e).
(e)
Represents the expense to be recorded associated with the Asset Purchase. The assets acquired do not have an alternative future use to the Company as defined in Accounting Standards Codification (“ASC”) 730, Research and development. Accordingly, the Company recorded the fair value of the consideration transferred for the assets acquired, which is comprised of the cash paid for transaction costs under pro forma adjustment (a), and the fair value of the Payment Shares under pro forma adjustments (b) and (c), as Research and development expense as opposed to capitalizing the costs as an asset.
(f)
Represents the allocation of pro forma net loss between the pro forma common shares and pro forma preferred shares of the Company. The preferred shares participate in earnings and losses of the Company with the Common Stock and are therefore treated as a separate class of common stock for purposes of calculating net loss per share. Net loss per share is provided separately for each class of stock. Subject to receipt of Stockholder Approval, the preferred stock is convertible into common stock at a conversion ratio of 1-to-1,000 and participate in losses on an as-converted basis. Accordingly, the net loss per preferred share is 1,000 times the net loss per common share.
(g)
Represents the issuance of shares of Common Stock Payment Shares and Preferred Stock Payment Shares to Bridge Medicines in consideration of the assets acquired in the Asset Purchase.